UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 20, 2010

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Global Settlement Agreement.  On September 21, 2010, Trump Entertainment Resorts, Inc. (the “Company”) and certain of its subsidiaries (with the Company, collectively, the “Debtors” or the “Reorganized Debtors”) entered into a Global Settlement Agreement (the “Settlement Agreement”), dated as of September 21, 2010, with Beal Bank, SSB (“Beal Bank”), in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement (as defined in the Settlement Agreement) and under the Amended and Restated Credit Agreement (as defined in the Settlement Agreement) and as a prior lender under the Prepetition First Lien Credit Agreement, and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP (collectively, “Icahn Partners”), pursuant to which the parties agreed to end all outstanding disputes and litigation between them relating to the Reorganized Debtors, the Debtors' chapter 11 cases, and/or the Debtors' confirmed chapter 11 plan of reorganization (the “Plan of Reorganization”), pursuant to which the Reorganized Debtors emerged from bankruptcy protection under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on July 16, 2010 (the “Plan Consummation Date”).  The settlement terms set forth in the Settlement Agreement will become effective following approval of the Settlement Agreement by the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), subject to the other conditions set forth therein.  Pursuant to the Settlement Agreement, on the effective date of the Settlement Agreement, the Amended and Restated Credit Agreement among the Company, Beal Bank and Icahn Partners will be amended in the manner described below.  A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The following description of the Settlement Agreement is not complete and is qualified in its entirety by the full text of such agreement.

Pursuant to the Settlement Agreement, on September 21, 2010, the Company filed a motion with the Bankruptcy Court seeking the entry of an order approving the Settlement Agreement (the “Bankruptcy Court Approval Order”).  A hearing to consider the Settlement Agreement is currently scheduled to take place before the Bankruptcy Court on Tuesday, October 5, 2010.

Once Bankruptcy Court approval has been obtained and the Settlement Agreement becomes effective, all pending proceedings involving the parties arising from, relating to, or in any way connected with certain matters that are currently in litigation relating to the Plan of Reorganization (the “Litigation Matters”) will be dismissed and/or withdrawn by the parties with prejudice (and the Litigation Matters will remain stayed pending effectiveness of the Settlement Agreement).

The following is a brief description of the Litigation Matters to be dismissed or withdrawn pursuant to the Settlement Agreement and the Bankruptcy Court Approval Order:

•
Confirmation Appeal -  Beal Bank and Icahn Partners (collectively, the “First Lien Lenders”) appealed the Bankruptcy Court’s May 7, 2010 order (the “Confirmation Order”) confirming the Plan of Reorganization, which was entered after a nine-day confirmation trial held during the first quarter of 2010.  That appeal (the “Confirmation Appeal”), titled Beal Bank, S.S.B. v. Ad Hoc Committee, Case No. 10-03120 (RBK) (D.N.J. 2010), is currently pending before the United States District Court for the District of New Jersey.  In connection with the Confirmation Appeal, the First Lien Lenders raised numerous issues involving, among others, feasibility, cramdown, market rate of interest, the application of section 1111(b) of the Bankruptcy Code, and the reasonableness of the settlement agreement with Donald J. Trump.  The Reorganized Debtors moved to have the Confirmation Appeal dismissed on various grounds, including equitable mootness.

•
Recharacterization Motion -  Prior to confirmation of the Plan of Reorganization, the Debtors filed a motion and certain other related pleadings in the Bankruptcy Court seeking, among other things, to recharacterize a portion of the cash payments paid to the First Lien Lenders during the pendency of the bankruptcy case pursuant to the Final Cash Collateral Order (as defined in the Settlement Agreement) as a repayment of principal of their prepetition loans.  Whether recharacterization is appropriate and, if so, the amount to be recharacterized, were to have been the subject of proceedings before the Bankruptcy Court.

•
CRDA Lawsuit - On May 28, 2010, prior to the Plan Consummation Date, the First Lien Lenders commenced an adversary proceeding in the Bankruptcy Court, titled Beal Bank, S.S.B. as Administrative Agent, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP v. Trump Marina Associates, LLC, Trump Plaza Associates, LLC and Trump Taj Mahal Associates, LLC, Case No. 10-01688 (JHW) (Bankr. D.N.J. 2010), asserting that certain of the Debtors’ proposed transactions with the New Jersey Casino Reinvestment Development Authority (the “CRDA”) violated the Prepetition First Lien Credit Agreement and the Final Cash Collateral Order (the “CRDA Lawsuit”).  Pursuant to these proposed transactions, as part of the CRDA’s credit donation program, the Debtors were to receive a cash payment of approximately $9.6 million from the CRDA in exchange for a donation of approximately $18.8 million in previous deposits made by the Debtors to the CRDA (the “CRDA Transaction”).   Following commencement of this proceeding by the First Lien Lenders, the Debtors agreed not to take any further steps to consummate such transactions until after the Plan Consummation Date, and filed a counterclaim seeking a declaratory judgment that the CRDA Transaction is permitted under the terms of the Amended and Restated Credit Agreement.  These issues were to have been determined by the Bankruptcy Court.

•
Fee Objections – The Debtors filed a number of objections to certain demands made by the First Lien Lenders for reimbursement of professional fees incurred in connection with the Debtors' chapter 11 cases.

•
Prepayment Disallowance Motion - Prior to the Plan Consummation Date, the First Lien Lenders asserted that the $125 million cash payment to be received by them on the Plan Consummation Date in accordance with the terms of the Plan of Reorganization would trigger an obligation of the Debtors or Reorganized Debtors to pay a $4.2 million prepayment premium under the Prepetition First Lien Credit Agreement and the Final Cash Collateral Order.  In response, the Reorganized Debtors filed a motion in the Bankruptcy Court seeking the disallowance of any prepayment premium asserted.

•
Administrative Expense Claims - The First Lien Lenders submitted a formal request to the Reorganized Debtors for payment of administrative expense claims on account of certain purported adequate protection claims they have asserted for diminution in the value in their prepetition collateral. The Reorganized Debtors dispute these amounts.

•
Intercreditor Lawsuit - Prior to the confirmation hearing, Beal Bank filed a lawsuit (the “Intercreditor Lawsuit”) in New York state court against the members of the ad hoc committee (the “Ad Hoc Committee”) of holders of the Debtors’ 8.5% Senior Secured Notes due 2015 (the “Senior Notes”), asserting breaches of the Intercreditor Agreement, dated December 21, 2007, between Beal Bank and U.S. Bank National Association, as indenture trustee for the Senior Notes (the “Intercreditor Agreement”).  Among other things, Beal Bank sought a declaratory judgment that the members of the Ad Hoc Committee violated the Intercreditor Agreement by (1) objecting to a competing plan of reorganization filed by Beal Bank and Icahn Partners and prosecuting their own plan of reorganization, and (2) seeking recharacterization of payments made to the First Lien Lenders during the Debtors’ chapter 11 cases.  In addition, the Intercreditor Lawsuit requested an award of money damages for such alleged violations of the Intercreditor Agreement.   Following a transfer in venue, the Intercreditor Lawsuit, titled Beal Bank, S.S.B., as First Lien Collateral Agent v. U.S. Bank National Association, et al., Case No. 10-01769 (JHW), is currently pending before the Bankruptcy Court.  The Ad Hoc Committee moved to dismiss the Intercreditor Lawsuit.

Pursuant to the Settlement Agreement, on the first business day after the issuance of the Bankruptcy Court Approval Order, provided that the parties have complied with their respective obligations under the Settlement Agreement, the settlement terms set forth in the Settlement Agreement will become effective in accordance with its terms, and the following will occur:

•
the Amended and Restated Credit Agreement will be deemed to be amended pursuant to a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), as described below, the executed Third Amendment will be released from escrow, and new promissory notes, giving effect to the Third Amendment, will be issued under the Amended and Restated Credit Agreement, in substitution for the promissory notes originally issued on the Plan Consummation Date;

•
Beal Bank and the Icahn Parties will execute and file Stipulations of Dismissal with respect to the Litigation Matters relating to the Plan of Reorganization described above.  Upon the filing of such Stipulations of Dismissal, the First Lien Lenders will not have any right or ability to pursue such litigation and the claims asserted therein will be dismissed with prejudice.  In return, the Reorganized Debtors will not have any right, ability or claim to recharacterize or impair any amounts paid or payable to the First Lien Lenders with respect to any amounts paid or payable on or prior to the Plan Effective Date pursuant to the Final Cash Collateral Order, the Plan of Reorganization, or the Prepetition First Lien Credit Agreement;

•
the First Lien Lenders will agree not to seek any prepayment premiums, penalties, or fees from the Debtors or the Reorganized Debtors arising under or resulting from the Plan of Reorganization or the transactions consummated pursuant to the Plan of Reorganization;

•
the First Lien Lenders will support the payment of all the Debtors’ professional fees and expenses relating to the Debtors’ chapter 11 cases, and the payment of any and all fees, costs and expenses, asserted in the fee application filed by the Ad Hoc Committee;

•
the First Lien Lenders will consent to the CRDA Transaction and agree that all cash received by the Reorganized Debtors in connection with the CRDA Transaction will be retained by the Reorganized Debtors and will not be included in the calculation of available cash flow or net cash proceeds for purposes of the Amended and Restated Credit Agreement or be required to be used to prepay the loans under the Amended and Restated Credit Agreement;

•
the Reorganized Debtors will make a $15 million payment to Icahn Partners, which will satisfy any and all obligations of the Reorganized Debtors under the Prepetition First Lien Credit Agreement to reimburse, advance or indemnify costs, fees, and expenses (including professional fees) incurred by the First Lien Lenders.  Upon such payment, the First Lien Lenders will release and discharge the Debtors and the Reorganized Debtors from and against any and all liabilities or obligations incurred by such parties; and

•
each party will mutually waive, release and discharge, each other party (among others) from all claims and proceedings arising from, related to, or in any way connected with the matters which are currently in litigation relating to the Plan of Reorganization and the Debtors’ chapter 11 cases.

The Settlement Agreement may be terminated by any of the parties, if (i) the Bankruptcy Court enters an order denying the Settlement Motion; (ii) any representation or warranty made by any other party proves to have been incorrect in a material respect; or (iii) any action is taken by any other party in contravention of the terms of the Settlement Agreement.  If the Settlement Agreement is terminated, the parties will revert to their respective prior positions.

 As stated above, pursuant to the Settlement Agreement, the parties have agreed to amend the Amended and Restated Credit Agreement pursuant to the Third Amendment, which will become effective (and will be released from escrow) on the effective date of the Settlement Agreement.  Under the Third Amendment, the initial principal amount of the interest-bearing portion of the term loans under the Amended and Restated Credit Agreement as of the Plan Consummation Date will be increased from $334.0 million to $346.5 million, and the approximately $22.4 million non-interest portion of the initial principal amount of the term loans under the Amended and Restated Credit Agreement will be eliminated in its entirety (and references to the non-interest portion of the term loans in the Amended and Restated Credit Agreement will be deleted).  As a result, the total principal amount outstanding under the Amended and Restated Credit Agreement will decrease from approximately $356.4 million to $346.5 million.  The principal amount of the interest-bearing portion of the term loans under the Amended and Restated Credit Agreement (including the agreed $12.5 million increase in such principal amount) will continue to bear interest at the fixed annual rate of 12%.  The remaining terms of the Amended and Restated Credit Agreement will remain unaltered except as otherwise required to implement the Settlement Agreement.  The Third Amendment is attached as an exhibit to the Settlement Agreement filed herewith as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 20, 2010, the board of directors (the “Board”) of the Company appointed Daniel M. McFadden, age 45, as Interim Chief Financial Officer of the Company, effective immediately.  Mr. McFadden replaces John F. Burke, the Company’s former Chief Financial Officer, whose resignation was previously disclosed. Mr. McFadden will serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is selected.  Mr. McFadden has served as Vice President of Finance of the Company since 2008.  Mr. McFadden served as Vice President of Finance at Trump Plaza Hotel and Casino from 2007 to 2008 and at Trump Marina Hotel Casino from 2001 to 2007.  Mr. McFadden previously served in various other finance and accounting positions with the Company and its subsidiaries.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1           Global Settlement Agreement dated as of September 21, 2010 (with exhibits).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Company’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Robert M. Pickus
Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Global Settlement Agreement dated as of September 21, 2010 (with exhibits).